UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of Earliest Event Reported): March 13, 2007

CHINA MEDIA GROUP CORPORATION

(Exact Name of Registrant as Specified in Charter)

Texas	333-141129	32-0034926
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1803 Chinachem Tower, 34-37 Connaught Road, Central, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	011 852 3171 1208 (Ext.222)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposal of Assets

On March 13, 2007, the Registrant, China Media Group Corporation (the "Company") entered into a Sales and Purchase agreement (the "Purchase Agreement") to acquire 100% of the issued and outstanding shares of Good World Investments Limited ("Good World") from Central High Limited. The consideration for the acquisition is 125 million shares of the Registrant's common stock. Our directors, Messrs. Con Unerkov and Alex Ho, each own 25% interests in Central High Limited. Good World, an investment holding company, owns 50% of the registered capital of Beijing Ren Ren Health Culture Promotion Limited (the "BRR"). BRR is a company incorporated in the People's Republic of China, and is working with the Chinese Government on a benevolent project named "Great Wall of China Project" to promote health education and health awareness to the Chinese public.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Sale and Purchase Agreement described in Item 2.01 above, the Registrant will issue 125 million shares of common stock to Central High Limited. The issuance of such shares has not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the exemption from registration provided by Regulation S and Section 4(2) of the Act.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
The audited financial statements of Good World Investments Limited ("Good World") for the year/period ended December 31, 2006 and December 31, 2005 are attached hereto as Exhibit 99.1.

(b)	Pro Forma Financial Statements

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2006 and Unaudited Pro Forma Consolidated Statement of Operations are attached here to as Exhibit 99.2.

The acquisition of all the issued and outstanding shares of Good World is described as a "purchase acquisition".

The accompanying pro forma condensed consolidated financial statements are provided for information purposes only. The Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Operations are unaudited and are not necessarily indicative of the consolidated financial position, which actually would have occurred if the above transaction had been consummated on December 31, 2006 nor does it purport to present the operating results that would be achieved for future periods. You should read the accompanying pro forma condensed consolidated financial statements and the related notes in conjunction with the audited and unaudited financial statements included elsewhere in Form 8-K and the Registrant's latest Form 10-KSB filed on December 31, 2006.

The Unaudited Pro Forma Consolidated Financial Statements reflect financial information which gives Pro Forma effect to the acquisition of all the outstanding common shares of Good World in exchange for 125,000,000 shares of common stock of the Company.

The acquisition is to be recorded as a purchase acquisition. The Pro Forma Consolidated Balance Sheet included herein reflects the use of the purchase method of accounting for the above transaction. Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto included elsewhere in this Form 8-K.

Unaudited Pro Forma Consolidated Balance Sheet

The Pro Forma Consolidated Balance Sheet gives the effect to the above transaction as if it occurred on December 31, 2006.

Unaudited Pro Forma Consolidated Statement of Operations

The Pro Forma Consolidated Statement of Operations give effect to the above transaction as if it occurred on the earliest date of the period presented, i.e. January 1, 2006.

(d)	Exhibits

Exhibit No.
--------------	-------------------------------------------------------------------------------------------------
2.1	Sale and Purchase Agreement dated March 13, 2007.

23.1	Consent of Independent Certified Public Accountants.

99.1	Audited financial statements of Good World Investment Limited for the year ended December 31, 2005 and December 31, 2006.

99.2	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2006 and Unaudited Pro Forma Consolidated Statement of Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2007	CHINA MEDIA GROUP CORPORATION

By: /s/ Con Unerkov
________________________
Name: Con Unerkov
Title: President

Exhibit 2.1

Sale and Purchase Agreement dated March 13, 2007

DATED MARCH 13, 2007

CHINA MEDIA GROUP CORPORATION

AND

CENTRAL HIGH LIMITED

AGREEMENT FOR THE SALE AND PURCHASE OF SHARES OF GOOD WORLD INVESTMENTS LIMITED

DATE: 13 March 2007 PARTIES:

(1)	CHINA MEDIA GROUP CORPORATION, a company incorporated in Texas, USA, whose registered office is at 9901 I.H. 10 West, Suite 800, San Antonio, Texas, USA, 78230 ("CMG" or "Purchaser");

(2)

CENTRAL HIGH LIMITED a company incorporated in the British Virgin Islands whose registered office is at Offshore Incorporations Limited, PO Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands (the "Vendor").

RECITALS:

(A)

Good World Investments Limited (the "Company") is a company incorporated in the British Virgin Islands whose registered office at Offshore Incorporations Limited, PO Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands and as at the date hereof has an authorised share capital of USD50,000 divided into 50,000 shares of USD1.00 each.

(B)

The Company owns a 50% subsidiary, Beijing Ren Ren Health Culture Promotion Limited ("Beijing Ren Ren") as hereinafter defined, a company established in the PRC with a registered capital of RMB5,000,000. Beijing Ren Ren is working with the Chinese Government on the "Great Wall of China Project" which is to promote health awareness and health education in China.

(C )	The Vendor is the registered holders and beneficial owners of 50,000 issued shares in the capital of the Company.

(D)	The Vendor wishes to sell and the Purchaser wishes to purchase the Sale Shares (as hereinafter defined) on the terms and conditions set out in this Agreement.

(E)	The Purchaser requires the Vendor to give such representations, warranties, covenants and undertakings as are set out herein as a condition of the Purchaser's entry into this Agreement.

TERMS AGREED:

1.	Definitions and Interpretation

1.1	In this Agreement where the context so admits the following words and expressions shall have the following meanings:

"Accounting Date"	December 31, 2006;
"Accounts"

the audited consolidated financial statements of the Company and of each of the Subsidiary for the accounting period which ended on the Accounting Date (each such financial statement comprising a balance sheet, profit and loss account, notes and auditors' report);

"Board"	the board of directors of the Company for the time being;
"Business Day"	a day (other than a Saturday or Sunday) on which banks are open for business in Hong Kong;
"Beijing Ren Ren"	Beijing Ren Ren Health Culture Promotion Limited, a company registered in PRC with a registered capital of RMB5,000,000
"Completion"	completion of the sale and purchase of the Sale Shares as specified in Clause 5;
Completion Date"

4 Business Day immediately following the day on which all the Conditions are satisfied or waived, but in any event not later than March 31, 2007 (or such later date as may be agreed by the Parties in writing);

"Conditions"	the conditions specified in Clause 4.1;
"Consideration"	has the meaning ascribed to it in Clause 3.1;
"Group"	the Company and its subsidiary;
"Hong Kong"	the Hong Kong Special Administrative Region of the People's Republic of China;
"Parties"	the named parties to this Agreement and their respective successors and assigns;
"PRC"	the People's Republic of China but excluding, for the purposes of this Agreement, Hong Kong, Macau and Taiwan;
"Sale Shares"	the 50,000 shares in the issued share capital of the Company;
"Shares"	shares of US$1.00 each in the share capital of the Company;
"Subsidiary"	the 50% interests in Beijing Ren Ren owned by the Company;
"Warranties"	the representations, warranties and undertakings contained or referred to in Clause 7 and Schedule 1; and
"RMB"	Reminbi the Chinese Yuan.

Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to Sections of consolidating legislation shall, wherever necessary or appropriate in the context, be construed as including references to the Sections of the previous legislation from which the consolidating legislation has been prepared.

1.2

References in this Agreement to Clauses and Schedules are to clauses in and schedules to this Agreement (unless the context otherwise requires). The Recitals and Schedules to this Agreement shall be deemed to form part of this Agreement.

1.3	Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4	The expression "the Vendors" includes their respective personal representatives and the expression "the Purchaser" includes its successors and assigns.

1.5	References to "persons" shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).

1.6	References to writing shall include any methods of producing or reproducing words in a legible and non-transitory form.

1.7	The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.8	All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.9

A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the Parties and a copy of which has been signed for the purposes of identification by or on behalf of those Parties.

1.10	In construing this Agreement:

1.10.1

the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

1.10.2	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.	Sale of Sale Shares

2.1

Subject to the terms of this Agreement, at Completion, each of the Vendor shall sell, assign, transfer and deliver as legal and beneficial owner and the Purchaser shall purchase (by itself or through its wholly-owned subsidiaries as it may designate), the aggregate numbers of the Sale Shares free from all liens, charges and encumbrances and together with all rights now or hereafter attaching to them, including but not limited to all rights to any dividend or other distribution declared, made or paid after the date of this Agreement.

3.	Purchase Consideration

3.1

The purchase consideration for the Sale Shares shall be US6,000,000 (United States Dollars Six Million) which shall be paid by the Purchaser by the issuance of 125,000,000 shares of common stock of the Purchaser (the "Consideration Shares") to the Vendor in full consideration of the purchase of the Sale Shares by the Purchaser.

3.2	The Purchaser shall allot and issue the Consideration Shares as fully paid up to the Vendor at the Completion Date.

4.	Conditions

4.1	The sale and purchase of the Sale Shares is conditional upon:

4.1.1

the Warranties remaining true and accurate and not misleading in any material respect as given as of the date hereof and as of the Completion Date as if given at all times between the date of this Agreement and Completion Date;

4.1.2	the Purchaser notifying the Vendor in writing that it is satisfied in reliance on the Warranties and upon inspection and investigation as to:-

4..1.2.1	the respective financial, contractual, taxation and trading positions of each member of the Group;

4.1.2.2	the title of the members of the Group to their respective assets.

4.1.3

all necessary waivers, consents, authorisations, clearances and approvals being granted by third parties (including governmental or regulatory authorities or shareholders of the Company) and no statute, regulation or decision which would prohibit, restrict or materially delay the sale and purchase of the Sale Shares or the operation of any member of the Group after Completion having been proposed, enacted or taken by any governmental or official authority.

4.2	The Purchaser may, in its absolute discretion, waive all or any of Conditions (or any part thereof) set out in Clause 4.1 at any time by notice in writing to the Vendor.

4.3	The Vendors shall use their best endeavours to procure the fulfilment of the Conditions on or before March 31, 2007 (or such later date as may be agreed between the Parties in writing).

4.4

In the event that any of the Conditions shall not have been fulfilled (or waived pursuant to Clause 4.2) prior to March 31, 2007 (or such later date as may be agreed between the Parties in writing), whereupon the Purchaser shall not be bound to proceed with the purchase of the Sale Shares and this Agreement shall cease to be of any effect except Clauses 1, 8, 9, 10, 11, 12, and 13 which shall remain in force. No Party shall have any claim against the other Party, save in respect of claims arising out of any antecedent breach of this Agreement and save for the right to apply for and obtain injunctive relief which may be available at equity or under applicable law.

4.5

In the event that the Purchaser shall give notice in writing of satisfaction of, or shall waive, the Conditions contained in Clause 4.1, such notice or waiver shall not imply that the Purchaser is not relying on the Warranties but rather only that it is prepared, in reliance upon the Warranties and such comfort, if any, as it has taken from its investigations, to proceed with the transaction. If the Purchaser waives any of such Conditions, the Purchaser's right to pursue all legal remedies will survive such waiver unimpaired.

5.	Completion

5.1

Subject to the terms and provisions of this Agreement, Completion shall take place on the Completion Date at the offices of the Purchaser's Hong Kong office (or at such other place or at such other time or on such other date as the Purchaser and the Vendor may mutually agree upon writing) when all (but not some only) of the events described in this Clause 5 shall occur.

5.2	At Completion, the Vendor shall:

5.2.1	deliver or cause to be delivered to the Purchaser:

5.2.1.1

(i) bought and sold notes and (ii) an instrument of transfer in respect of the Sale Shares duly executed by the Vendor of the Sale Shares in favour of the Purchaser (and/or its nominees) and (iii) a share certificate or share certificates representing the Sale Shares;

5.2.1.2	such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of any of the Sale Shares and the registered capital of the Subsidiary;

5.2.1.3	written confirmation in the approved terms that the Vendor is not aware of any matter or thing which is a breach of or inconsistent with any of the Warranties;

5.2.1.4	such other documents as may be required to give to the Purchaser good title to the Sale Shares and to enable the Purchaser or its nominees to become the registered holders thereof;

5.2.2

ensure the following are made available at the Purchaser's principal place of business in Hong Kong all the statutory and other books and records (including financial records) duly written up to date of each member of the Group and their respective certificates of incorporation, current business registration certificates and common seals and any other papers, records and documents of each member of the Group in their possession of under their control;

5.2.3	cause the Directors to hold a meeting of the Board at which the Directors shall pass resolutions in the approved terms (inter alia) to:-

5.2.3.1	approve the registration of the Purchaser or its nominees as members of the Company in respect of the Sale Shares;

5.2.3.2	appoint Purchaser's auditors as auditors of the Company;

5.2.3.3	approve the appointment of any persons as the Purchaser may nominate to be the director and/or secretary of the relevant member of the Group with effect from the Completion Date.

5.2.4

cause such persons as the Purchaser may nominate to be validly appointed as directors of each member of the Group and upon such appointment forthwith cause the Directors and the secretary of each member of the Group to resign from their respective offices and as employees with effect from the close of business on the Completion Date and deliver to the Purchaser certified copies of the resignation letters in approved terms (if applicable, under seal) of each such Directors and secretary acknowledging that the person so retiring has no outstanding claim against the relevant member of the Group for compensation or otherwise;

5.2.5

procure revocation of all authorities to the bankers of the Company and each member of the Group relating to bank accounts and procure the giving of authority to such persons as the Purchaser may nominate to operate the same.

5.3	At Completion, the Purchaser shall, subject to the Vendor having performed their obligations under Clause 5.2 in accordance with the terms thereof and subject to the satisfaction of the Conditions:

5.3.1	deliver to the Vendor the Share Considerations in accordance with Clauses 3.1 within 5 days of Completion Date; and

5.3.2

deliver to the Vendor certified copies of resolutions of the board of directors of the Purchaser duly authorising and approving the purchase of the Sale Shares on the terms and conditions of this Agreement and duly authorising and approving the execution of this Agreement.

5.4

Without prejudice to any other remedies available to the Purchaser, if in any respect the provisions of Clause 5.2 are not complied with or waived by the Vendor on the Completion Date the Purchaser may:

5.4.1	defer Completion to a date not more than 28 days after the Completion Date (and so that the provisions of this Clause 5.5 shall apply to Completion as so deferred); or

5.4.2	proceed to Completion so far as practicable (without prejudice to its rights under this Agreement); or

5.4.3

rescind this Agreement and this Agreement shall cease to be of any effect except Clauses 1, 8, 9, 10, 11, 12, and 13 which shall remain in force. No Party shall have any claim against the other Parties, save in respect of claims arising out of any antecedent breach of this Agreement and save for the right to apply for and obtain injunctive relief which may be available at equity or under applicable law.

6.	Further Obligations of the Vendors

6.1	The Vendor will procure that:

6.1.1

the business of each member of the Group is operated in a manner consistent with past practices during the period from the date hereof until the date on which the directors nominated by the Purchaser are appointed to the Board pursuant to Clause 5.2.4, and in the best interests of the Group.

6.2	Pending Completion:

6.2.1	the Vendor shall not do, allow or procure any act or omission which would constitute a breach of any of the Warranties; and

6.2.2	the Vendor shall not sell, assign or transfer or purport to sell, assign or transfer any of the Sale Shares or create or permit to be created any third party right or interest therein.

6.3	Pending Completion and save as contemplated by this Agreement, the Vendor shall procure that each member of the Group will not, without the prior written consent of the Purchaser:

6.3.1	do, allow or procure any act or omission which would constitute a breach of any of the Warranties;

6.3.2

create or permit to arise any lien (other than a lien arising by operation of law and in the ordinary course of business), charge, encumbrance, pledge, mortgage or other third party right or interest on or in respect of any of its undertaking, property or assets;

6.3.3	pass any shareholders' resolution other than a resolution at any shareholders' general meeting which is not special business;

6.3.4

enter into, or amend any existing, agreements and contracts (otherwise than in the ordinary course of business) including but not limited to agreements with any of the Directors or officers or employees;

6.3.5	enter into any new transaction or arrangement other than in the ordinary course of business;

6.3.6	issue or agree to issue any shares, warrants or other securities or loan capital or grant or agree to grant any option over or right to acquire or convert into any share or loan capital;

6.3.7

take any action which would result in the Purchaser acquiring on Completion a percentage interest in the Company (on a fully diluted basis) lower than that contemplated in this Agreement or the Company reducing its interest in any Subsidiary;

6.3.8	declare, pay or make any dividends or other distributions;

6.3.9	appoint any director, company secretary or attorney;

6.3.10	carry on any business which constitutes a material deviation from the business currently carried on by it;

6.3.11

incorporate any subsidiary or permit the disposal or dilution of its interest, directly or indirectly, in any subsidiary or acquire shares in any company or dispose of any shares in any company or acquire or dispose of any loans or loan capital;

6.3.12	consolidate or merge with or acquire any other business;

6.3.13	enter into any partnership or joint venture arrangement;

6.3.14	make any loan or advance or give any credit (other than trade credits in the ordinary course of business);

6.3.15	give any guarantee or indemnity for or otherwise secure the liabilities or obligations of any person save in the ordinary course of business;

6.3.16	sell, transfer, lease, assign or otherwise dispose of any material part of its undertaking, property or assets (or any interest therein) or contract so to do;

6.3.17	make any capital expenditure in aggregate in excess of RMB500,000 except pursuant to an agreement or arrangement subsisting at the date hereof;

6.3.18	hire or change the terms of employment of any employee earning in excess of RMB30,000 per annum or terminate the employment of any employee earning in excess of RMB30,000 per annum;

6.3.19	take any action in relation to pensions, retirement schemes or share option schemes;

6.3.20	take any action in relation to profit-sharing or bonus schemes or any other executive or employee benefits;

6.3.21	alter its financial year end;

6.3.22	amend the accounting policies or reporting practices previously adopted by it;

6.3.23	settle or compromise any major claims in relation to tax;

6.3.24

commence or settle any litigation, arbitration or other proceedings which are material in the context of the Company's business concerning individual claims in excess of RMB$100,000 or claims in aggregate in excess of RMB500,000; and/or

6.3.25

make, amend or terminate any long-term, unusual or onerous contract (long-term meaning a contract under which the obligations of any party thereto may remain outstanding for more than one year) or take any action which could, as a consequence of any action taken by another party, result in any of the same other than in the ordinary course of business.

6.4

The Vendor shall provide all reasonable assistance to the Purchaser in all negotiations and exchanges of correspondence with the Securities Exchange Commission in connection with all requests by such regulatory authorities.

6.5

From the date of this Agreement, the Vendor shall give and shall procure that the purchaser or any Persons authorised by it will be given at the sole expense of the Purchaser, such access to the premises and all books, title deeds, records and accounts of each member of the Group as the Purchaser may reasonably request and be permitted to take copies of any such books, deeds, records and accounts and that the Directors and officers of each member of the Group shall be instructed to give reasonably promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them in each case, upon reasonable notice in advance, during normal business hours of the Company and without any disruption to the business of the Company.

7.	Warranties

7.1	The Vendor represents, warrants and undertakes to and with the Purchaser that each of the statements set out in Schedule 1 is now and will at Completion be true and accurate.

7.2	The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance upon the Warranties and has been induced by them to enter into this Agreement.

7.3

Without restricting the rights of the Purchaser or otherwise affecting the ability of the Purchaser to claim damages on any other basis available to it, in the event that any of the Warranties is broken or (as the case may be) proves to be untrue or misleading, the Vendor shall, on demand, pay to the Purchaser or, at the Purchaser's direction, any member of the Group:

7.3.1

the amount necessary to put the Company and each of the Subsidiary into the position which would have existed if the Warranties had not been broken or (as the case may be) had been true, inaccurate and not misleading; and

7.3.2

all costs and expenses incurred by the Purchaser, the Company and each member of the Group in connection with or as a result of such breach and any costs (including legal costs on a solicitor and own client basis), expenses or other liabilities which any of them may incur either before or after the commencement of any action in connection with (i) any legal proceedings in which the Purchaser claims that any of the Warranties has been broken or is untrue, inaccurate, misleading or not performed and in which judgment is given for the Purchaser or (ii) the enforcement of any settlement of, or judgment in respect of, such claim.

7.4

Each of the Warranties shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or any other term of this Agreement.

7.5

Where any statement in the Warranties or any confirmation or certificate given by the Vendor hereunder or pursuant hereto is qualified by the expression "so far as the Vendor are aware" or "to the best of the Vendor' knowledge and belief" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry.

7.6

The Vendor hereby agrees with the Purchaser (for itself and as trustee for the Company and each of the Subsidiary) to waive any rights which it may have in respect of any misrepresentation or inaccuracy in, or omission from, any information or advice supplied or given by the Company or its Subsidiary or its or their officers, employees or advisers in connection with the giving of the Warranties.

7.7

The Vendor shall procure that (save only as may be necessary to give effect to this Agreement) neither the Company nor any member of the Group shall do, allow or procure any act or omission before Completion which would constitute a breach of any of the Warranties if they were given at Completion or which would make any of the Warranties inaccurate or misleading if they were so given.

7.8

The Vendor hereby agrees to disclose promptly to the Purchaser in writing immediately upon becoming aware of the same, any matter, event or circumstance (including any omission to act) which may arise or become known to it after the date of this Agreement and before Completion which:-

7.8.1	constitutes a breach of or is inconsistent with any of the Warranties; or

7.8.2	has, or is likely to have, an adverse effect on the financial position or prospects of the Company or any Subsidiary.

7.9

In the event of its becoming apparent on or before Completion that the Vendor is in breach of any of the Warranties or any other term of this Agreement the Purchaser may (without any liability on its part) rescind this Agreement by notice in writing to the Vendor.

7.10

The Vendor shall give to the Purchaser's solicitors and accountants both before and after Completion all such information and documentation relating to the Company and the Subsidiary as the Purchaser shall reasonably require to enable it to satisfy itself as to the accuracy and due of observance of the Warranties.

7.11	The benefit of the Warranties may be assigned in whole or in part and without restriction by the person for the time being entitled thereto.

8.	Restriction on Announcements

Each of the Parties undertakes that prior to Completion it will not, save as required by applicable law or by applicable rules of any relevant supervisory or regulatory body or securities exchange to which it or its holding companies is subject or unless with the prior consent of the other Party in writing has been given (which consent shall not be unreasonably withheld or delayed or conditioned) make any announcement in connection with this Agreement, provided if the Purchaser is required to make such announcement by applicable law or by the applicable rules or any relevant supervisory or regulatory body or securities exchange to which it is subject, the Purchaser, shall, as soon as practicable prior to such announcement is made, deliver a draft of such announcement to the Vendor and to incorporate any comments which the Vendor may have in respect of the contents of such draft announcement.

9.	Confidentiality of Information Received by the Parties

9.1

Each Party agrees and undertakes with the other Parties that it shall treat as strictly confidential all information received or obtained by it or its employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement or the business or affairs of the other Parties, their respective Subsidiaries or Associated Company and subject to the provisions of Clause 9.2 that it will not at any time hereafter make use of or disclose or divulge to any person any such information and shall use its best endeavours to prevent the publication or disclosure of any such information.

9.2	The restrictions contained in Clause 9.1 shall not apply:

9.2.1

so as to prevent a Party from making any disclosure required by applicable law, by an order of a court of competent jurisdiction or by any relevant securities exchange or supervisory or regulatory or governmental body pursuant to applicable rules to which such Party is subject;

9.2.2

so as to prevent a Party from making any disclosure to any professional adviser for the purposes of obtaining advice (provided always that the provisions of this Clause 9 shall apply to and each Party shall procure that they apply to and are observed in relation to, the use or disclosure by such professional adviser of the information provided to them); or

9.2.3	to a Party in respect of any information which comes into the public domain otherwise than by a breach of this Clause 8 by such Party.

10.	Costs

10.1	Each party to this Agreement shall pay its own costs of and incidental to this Agreement, including legal and financial.

11.	General

11.1	This Agreement shall be binding upon and enure for the benefit of the personal representatives or successors of the Parties.

11.2

This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter hereof; it is expressly declared that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the Parties.

11.3	All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

11.4

If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

11.5

Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it (and, without prejudice to the generality of the foregoing, shall not extinguish any right to damages to which the Purchaser may be entitled in respect of the breach of this Agreement) and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Purchaser of any such other right or remedy.

11.6	No failure of the Purchaser to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

11.7

This Agreement may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

12.	Notices

Any notice or other communication to be given under this Agreement shall be in writing in the English language and be given by personal delivery or facsimile or by sending it by registered post and shall be deemed to have been given when delivered (if given by hand), when despatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission (if given by facsimile) or 48 hours after posting (if given by registered post to a local address) or five Business Days after posting (if given by registered post to an overseas address). Each notice or other communication which is personally delivered or sent by facsimile or by post shall be delivered or sent to the appropriate address specified below (and, in the case of any subsequent change of the address or facsimile number, a Party shall give a notice in accordance with the provisions of this Agreement, stating in clear terms the intention to change the address or facsimile number, as the case may be):

To Purchaser:
Address:	1803 Chinachem Tower
34-37 Connaught Road
Central, Hong Kong
Fax Number:	+852 31711206

To Vendor:
Address:	Offshore Incorporations Limited
PO BOX 957, Offshore Incorporations Centre
Road Town, Tortola,
British Virgin Islands
Fax Number:	+852 9281 0310

13.	Governing Law and Submission to Jurisdiction

13.1

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts for the purpose of enforcing any claim arising hereunder.

IN WITNESS WHERE OF the parties hereto have entered into this Agreement the day and year first above written.

The PURCHASER
Signed by
On behalf of
China Media Group Corporation

/s/ Con Unerkov
______________________
Con Unerkov
President

The VENDOR
Signed by
On behalf of
Central High Limited

/s/ Lam Pui Kit
______________________
Lam Pui Kit
President

SCHEDULE 1

Warranties

In this Schedule unless the context otherwise indicates each of the Warranties shall be deemed to be repeated mutatis mutandis in relation to the Subsidiary.

1.	The Accounts

1.1

The Accounts have been prepared in accordance with the requirements of all relevant laws and applicable statements of standard accounting practice and with good and generally accepted accountancy principles and practice consistently applied, are complete and accurate in all respects, show a true and fair view of the state of affairs of the Company and of its results and profits for the financial period ending on the Accounting Date and disclose and make full provision or reserve for all liabilities (whether actual or contingent and whether quantified or disputed or otherwise).

1.2

The profits and losses of the Company shown by the Accounts have not in any material respect been affected by any unusual or non-recurring or exceptional item or by any other matter which has rendered such profits or losses unusually high or low.

1.3

All of the Company's book debts, whether shown in the Accounts or arising since the Accounting Date, are valid and enforceable and have realised or will in aggregate realise the nominal amount thereof and will be collectible in full within 90 days of the Completion Date.

1.4

The books and records of the Company accurately present and reflect in accordance with generally accepted accounting principles and standards within the Company's jurisdiction of incorporation all transactions entered into by the Company or to which it has been a party.

2.	Management Accounts

The Management Accounts from the period from the Accounting Date to the Completion Date (or to a date agreed by the Parties) have been prepared in accordance with the accounting policies of the Company and prepared on a consistent basis with the monthly management accounts of the Company and the Accounts.

3.	Tax, Records and Returns

3.1

No event, act, transaction or omission has occurred or shall occur between the Accounting Date and Completion which could give rise to a claim and since the Accounting Date no liability or contingent liability for tax has arisen otherwise than as a result of trading activities in the ordinary course of business of the Company.

3.2

The Company has duly filed all returns, computations, notices and information required to be made or provided by the Company for any tax purpose and the same have been made or given within the requisite periods and on a proper basis and when made were true and accurate in all material respects and are up to date and none of them is or is likely to be the subject of any dispute with any tax authority.

3.3

The Company has paid when due, and has withheld, deducted and accounted to the relevant tax authorities for, all tax, including provisional taxation, which it has become liable to pay, withhold, deduct or account for on or before the date hereof and within the period of seven years prior to the date hereof neither the Company nor any director or officer of the Company has paid or become liable to pay any fine, penalty, surcharge or interest in relation to tax.

4.	Corporate Matters

4.1

The Company has been duly incorporated and is validly existing and no order has been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets. The Company is not insolvent nor unable to pay its debts, no receiver or receiver and manager has been appointed by any person of its business or assets or any part thereof, no power to make any such appointment has arisen, the Company has taken no steps to enter liquidation and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of the Company.

4.2	The Vendor is the beneficial owner of the Sale Shares free and clear of any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever.

4.3	The Sale Shares constitute 100% of the entire issued shares in the capital of the Company and are fully paid up.

4.4	The Company has no and never has had any subsidiary or shares in or stock of any company other than the Subsidiary.

4.5

There are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of the Company or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the Sale Shares or any of the assets of the Company.

4.6

The Company has complied with its Memorandum and Bye-laws in all respects, has full power, authority and legal right to own its assets and carry on its business and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorised.

4.7

The register of members and all other statutory books of the Company are up to date and contain true full and accurate records of all matters required to be dealt with therein and the Company has not received any notice of any application or intended application for rectification of the Company's register and all annual or other returns required to be filed have been properly filed within any applicable time limit and all legal requirements relating to the issue of shares and other securities by the Company have been complied with.

5.	Trading and General Commercial Matters

5.1

The Company has good and marketable title to (with full power to sell) all property and assets as are necessary to enable it properly to conduct its business as such business has been conducted prior to the date hereof. All such assets are free from any liens, mortgages, charges, encumbrances or other third party rights and are in the possession or under the control of the Company. The Subsidiary, BRR has been appointed to undertake the Great Wall of China Project to work with the Government to promote health education and health awareness in China.

5.2	The Company is not a party to:

5.2.1

any unusual or onerous contract, any contract not entered into in the ordinary course of business or not on arm's length terms, nor any contract which cannot be terminated without penalty or other compensation on less than twelve months' notice;

5.2.2	any contract restricting the Company's freedom of action in relation to its normal business activities or materially and adversely affecting its business or assets;

5.2.3

any agency, distribution, marketing, purchasing, franchising, licensing (whether by or to the Company), consulting, management, joint venture, shareholders' or partnership arrangement or agreement or similar arrangement.

5.3

There are no contracts or obligations, agreements, arrangements or concerted practices involving the Company and no practices in which the Company is engaged, which are void, illegal, unenforceable, registrable or notifiable under or which contravene any fair trading or anti-trust legislation or regulations anywhere in the world nor has the Company received any threat or complaint or request for information or investigation in relation to or in connection with any such legislation or regulations.

5.4	With respect to each contract, commitment, arrangement, understanding, tender and bid involving the Company:

5.4.1	the Company has duly performed and complied in all material respects with each of its obligations thereunder;

5.4.2	the Company is under no obligation which cannot readily be fulfilled, performed or discharged by it on time and without undue or unusual expenditure or effort or loss;

5.4.3	there are no grounds for rescission, avoidance, repudiation or termination and the Company has not received any notice of rescission or termination; and

5.4.4	none of the other parties thereto is in default thereunder.

5.5

There are no loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or unusual liabilities given, made or incurred by or on behalf of the Company (and, in particular but without limiting the foregoing, no loans have been made by or on behalf of the Company to any directors or shareholders of the Company) and no person has given any guarantee of or security for any liability of the Company.

5.6

The execution, delivery and performance of this Agreement will not result in the breach, cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument affecting the Company or its property or assets or result in the acceleration of any obligation under any loan agreement or in the loss of the benefit of or in liability to refund or repay any grant or any financial or tax concession or relief or violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting the Company.

5.7

There are no circumstances whereby, following a change in the control of the Company or in the composition of the Board of Directors of the Company, any of the principal customers of or suppliers or licensors to the Company would have the right to, or would, cease to remain customers or suppliers or licensors to the same extent and of the same nature as prior to the date hereof.

5.8

The Company has no liabilities except liabilities arising in the ordinary course of business under contracts for service, purchase orders, supply contracts or sale contracts, nor does it have any other liabilities direct or indirect, absolute or contingent, not required by generally accepted accounting principles to be referred to in the Accounts, including, but not limited to, off balance sheet financing arrangements.

5.9	The Company is not the subject of any official investigation or inquiry and there are no facts which are likely to give rise to any such investigation or inquiry.

5.10	The Company has at all times carried on its business in compliance with all applicable laws and regulations.

5.11

The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

5.12

The Company has security procedures in place to prevent unauthorised access, amendment or damage to the Company's data or the data of third parties held, recorded, stored, maintained or operated by the Company or on behalf of the Company by any third party, and no unauthorised access, amendment or damage to such data has taken place during the one year period preceding the date hereof.

6.	Litigation

Neither the Company nor any person for whose acts or defaults the Company may be vicariously liable is or are engaged whether as plaintiff or defendant or otherwise in any civil, criminal or arbitration proceedings or any proceedings before any tribunal (save for debt collection by the Company in the ordinary course of business) and there are no proceedings threatened or pending against the Company or any such person including proceedings in respect whereof the Company is liable to indemnify any party concerned therein and there are no facts which are likely to give rise to any litigation or proceedings. There are no unfulfilled or unsatisfied judgments or orders against the Company or any of its assets.

7.	Matters since the Accounting Date

Since the Accounting Date:

7.1

there has been no interruption or alteration in the nature, scope or manner of the Company's business which business has been carried on lawfully and in the ordinary and usual course of business as previously carried on and so as to maintain it as a going concern;

7.2

there has been no material adverse change in the customer relations of the said business or in the financial condition or the position, prospects, assets or liabilities of the said business or the Company as compared with the position disclosed by the Accounts and there has been no damage, destruction or loss (whether or not covered by insurance) affecting the said business or its assets;

7.3

no substantial customer or supplier of the Group for the accounting period ending on the Accounting Date has ceased or indicated that it is likely to cease trading with or supply to any member of the Group, or reduced or indicated that it is likely to reduce substantially its trading with or supplies to any member of the Group or changed or indicated that it is likely to change substantially the terms upon which it is prepared to trade with or supply any member of the Group (other than normal price and minor changes);

7.4

the Company has continued to pay its creditors in the ordinary course of business and no unusual trade discounts or other special terms have been incorporated into any contract entered into by the Company;

7.5

the Company has not repaid any loan capital in whole or in part (other than indebtedness to its bankers) nor has it become bound or liable to be called upon to repay prematurely any loan capital or borrowed monies;

7.6	the Company has not cancelled, waived, released or discontinued any rights, debts or claims;

7.7

the Company has not incurred any capital expenditure or made any capital commitment of an amount in excess of RMB500,000 or disposed of any fixed assets having a value of more than RMB500,000 in aggregate;

7.8	no dividends, bonuses or other distributions have been declared, paid or made in respect of any of the Sale Shares;

7.9	no dividend, bonuses or other distributions have been declared, paid or made in respect of any of the Sale Shares;

7.10	no share or loan capital of the Company has been issued or agreed to be issued or any option or right thereover granted;

7.11	the Company has not undergone any capital reorganisation or change in its capital structure;

7.12

the Company has not incurred or become subject to any liability or obligation (absolute or contingent) except current liabilities and obligations incurred under contracts entered into in the ordinary course of business.

8.	Accuracy of Information Provided

8.1	All information contained in this Agreement (including the Recitals) is true and accurate in all respects and not misleading in any respect.

8.2

All information given to the Purchaser and its professional advisers by the Vendor, the officers and employees of the Company, the Vendor professional advisers and the Company's advisers during the negotiations prior to this Agreement was when given and is at the date hereof true and accurate.

Exhibit 23.1

Consent of Independent Certified Public Accountants

[ON THE LETTERHEAD OF HORACE HO & COMPANY]

Consent of Independent Registered Public Accounting Firm

The Board of Directors Good World Investments Limited PO Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands

We hereby consent to the use in Form 8-K of China Media Group Corporation dated March 13, 2007 of our report dated March 14, 2007, relating to the consolidated financial statements of Good World Investments Limited, which is contained in that Form 8-K.

/s/ Horace Ho & Company
____________________________
Horace Ho & Company, CPA
Hong Kong, March 14, 2007

Exhibit 99.1

Audited financial statements of Good World Investments Limited for the year ended December 31, 2005 and December 31, 2006

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

Table of Contents	Page

Report of Independent Registered Public Accounting Firm	F1

Consolidated Financial Statements:
Consolidated Balance Sheets	F2
Consolidated Statements of Operations	F3
Consolidated Statements of Stockholders' Equity	F4
Consolidated Statements of Cash Flows	F5
Notes to Consolidated Financial Statements	F6 - F11

HORACE HO & CO.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE DIRECTOR OF

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

We have audited the accompanying consolidated balance sheet of Good World Investments Limited and Subsidiary as of December 31, 2006 and December 31, 2005 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2006 and for the period from August 18, 2005 (date of incorporation) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with International Standards of Auditing which is recognized by the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

With regard to the goodwill of about USD7.7million, the company did not provide a valuation report which we could rely for the purpose of our audit and only provide estimation by the directors. There were no other satisfactory audit procedures that we could adopt to satisfy ourselves that the value of the goodwill was free from material misstatements.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to satisfy ourselves as to the value of the goodwill, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Good World Investments Limited and subsidiary as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the year ended December 31, 2006 and for the period from August 18, 2005 (date of incorporation) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Horace Ho & Company
____________________________
HORACE HO & COMPANY CERTIFIED PUBLIC ACCOUNTANTS Hong Kong Dated March 14, 2007

F1

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

	2006 US$	2005 US$
Assets	--------------------	-----------------------

Current assets:
Cash and cash equivalents	46,363	26
Deferred assets	-	1,409
Due from a director	31,250	281,250
Prepayments, deposit and other receivables	366,592	281,250
	--------------------	-----------------------
Total current assets	444,205	563,935

Non-current assets:
Plant and equipments, net	17,599	12,879
Goodwill	7,696,142	7,711,865
	--------------------	-----------------------
	7,713,741	7,724,744

Total assets	8,157,946	8,288,679
	=============	=============
Liabilities and stockholders' deficit

Current liabilities:
Other payables and accruals	25,076	14,417
Due to ultimate holding company	1,315	680
	--------------------	-----------------------
Total current liabilities	26,391	15,097

Long-term debt	2,000,000	2,000,000
Minority interests	219,614	281,823
	--------------------	-----------------------
Total liabilities	2,246,005	2,296,920

Stockholders' deficit
Common stock of $1.00 per share
50,000 shares issued and outstanding	50,000	50,000
Additional paid-in-capital	5,950,001	5,950,001

Accumulated deficits	(88,060)	(8,242)
	--------------------	-----------------------
Total stockholders' equity	5,911,941	5,991,759
	--------------------	-----------------------
Total liabilities and stockholders' equity	8,157,946	8,288,679
	=============	=============

The accompanying notes are an integral part of these financial statements

F2

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

	2006 US$	2005 US$
	--------------------	-----------------------
Net revenue	1,793	-

Cost of revenue	-	-
	--------------------	-----------------------
Gross profit	-	-

Selling, general and administrative expenses	(159,543)	(14,555)
	--------------------	-----------------------
Loss from operations before other expense	(157,750)	(14,555)

Other expenses - interest expense	-	-
	--------------------	-----------------------
Net loss	(157,750)	(14,555)

Minority interests	77,932	6,313
	--------------------	-----------------------
Net loss	(79,818)	(18,242)
	=============	=============
Basic and diluted loss per common share	-	-
	=============	=============
Basic and diluted weighted average number of common shares*	50,000	50,000
	=============	=============

*	Basic and diluted weighted average number of shares is the same since the Company does not have any dilative securities.

The accompanying notes are an integral part of these financial statements.

F3

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERs' EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

			Additional
	Common stock		paid-in	Accumulated	Stockholders'
	Shares	Amount US$	capital US$	Deficit US$	equity US$
	---------------------------------------------------------------------------------------------
Balance at 18 August 2005	1	1	-	-	1

Issuance of shares for stock purchase	49,999	49,999	5,950,001	-	6,000,000

Net loss	-	-	-	(8,242)	(8,242)
	---------------------------------------------------------------------------------------------
Balance at 31 December 2005	50,000	50,000	5,950,001	(8,242)	5,991,759

Capital reserve	-	-	-	-	-

Net loss	-	-	-	(79,818)	(79,818)
	---------------------------------------------------------------------------------------------
Balance at 31 December 2006	50,000	50,000	5,950,001	(88,060)	5,911,941
	========	========	=========	=========	=========

F4

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

	2006 US$	2005 US$
Cash flows from operating activities	-------------------	-------------------
Operating loss	(157,750)	(14,555)
Adjustments to reconcile net loss to net cash used in operating activities:	------------------	------------------
Depreciation	5,361	-
	------------------	------------------
Loss before working capital charges	(152,389)	(14,555)

Changes in assets and liabilities which provided (used) cash:
Prepaid expenses, deposit and other receivables	(366,592)	-
Deferred assets	1,409	-
Others payable and accrued expenses	10,659	13,875
Due from a director	250,000	-
Due from minority interest	281,250	-
Due to ultimate holding company	635	680
	------------------	------------------
Net cash provided by operating activities	24,972	-
	------------------	------------------
Cash flow from investing activities:
Purchase of a subsidiary company	-	25
Purchase of plant and equipment	(10,081)	-
	------------------	------------------
Net cash (used in) / provided by investing activities	(10,081)	25
	------------------	------------------
Cash flows from financing activities:
Issuance of share in subsidiary proceeds from injection of capital of subsidiary	31,446	-
Issue of shares of cash	-	1
	------------------	------------------
Net cash provided by financing activities	31,446	1
	------------------	------------------
Net increase in cash and cash equivalents	46,337	26

Cash and cash equivalents, beginning	26	-
	------------------	------------------
Cash and cash equivalents, ending	46,363	26
	==========	==========
Supplemental disclosure of cash flow information:
Interest paid	-	-
	==========	==========
Income taxes paid	-	-
	==========	==========

The accompanying notes are an integral part of these financial statements.

F5

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

1.	STATUS OF THE GROUP AND BASIS OF PREPARATION OF THESE PROFORMA FINANCIAL STATEMENTS

Good World Investments Limited (the "Company") is a British Virgin Islands corporation, incorporated on August 18, 2005.

On November 25, 2005, the Company acquired a 50% subsidiary Beijing Ren Ren Health Culture Promotion Limited, a company incorporated in Beijing, China and control the board of the directors. Thus the company control the financial policies and operation of the subsidiary. Accordingly, the financial statements have to prepared to consolidate the 50% subsidiary .

The group will be engaged in the advertising business, focusing on China.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been included.

a)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b)	Principles of Consolidation

The consolidated financial statements for the year ended December 31, 2006 include the financial statements of the Company and its subsidiary Beijing Ren Ren Health Culture Promotion Limited.

The results of subsidiaries acquired or sold during the year are consolidated from their effective dates of acquisition or through their effective dates of disposition, respectively.

All significant inter-company transactions and balances have been eliminated on consolidation.

c)	Net income (loss) per share

Basic earnings per share were computed by dividing net loss by the weighted average number of shares of common stock outstanding during year. Diluted loss per common share for the years ended December 31, 2006 and 2005 are not presented as it would be anti-dilutive.

d)	Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

e)	Cash and cash equivalents
The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

F6

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

f)	Plant and equipment

Plant and equipment is stated at costs. Depreciation are computed using the straight-line method over the estimated economic useful lives of the related assets as follows:

Furniture, fixture and equipment. 5 years

g)	Intangible assets

The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

h)	Income taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

i)	Foreign currency translation

The accounts of the Company's PRC subsidiary are maintained, in the Remibi. Such financial statements are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards ("SFAS") No. 52, "Foreign Currency Translation," with the United States dollar as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income, as of December 31, 2006 and 2005 and since inception, such differences were immaterial.

j)	Recent pronouncements

In March 2006 FASB issued SFAS 156 "Accounting for Servicing of Financial Assets" this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose "Amortization method" or "Fair value measurement method" for each class of separately recognized servicing assets and servicing liabilities.

F7

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

j)	Recent pronouncements(continued)

4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after 15 September 2006. Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, FASB issued SFAS 157 'Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 'Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

F8

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

j)	Recent pronouncements(continued)

a.	A brief description of the provisions of this Statement.

b.	The date that adoption is required.

c.	The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This statement is effective for fiscal years beginning after December 15, 2006. We are currently in the process of evaluating the expected effect of FIN 48 on our results of operations and financial position.

3.	STOCKHOLDERs' EQUITY

Common stock

On 12 September 2005, the Company issued one share of common stock in the Company for cash of$1.00.

On 25 November 2005, the Company issued 49,999 shares of the Company for $6,000,000 in respect to the acquisition of Beijing Ren Ren Health Culture Promotion Limited.

4.	STOCK PURCHASE AGREEMENTS

On October 12, 2005, the Company entered into a Sale and Purchase Agreement with its director to acquire 50% interests in Beijing Ren Ren Health Culture Promotion Limited. This transaction closed on November 25, 2005.

5.	PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

Prepayments, deposits and other receivables are summarized as follows:

	2006 US$	2005 US$
	---------------------	------------------------
Rental deposit	5,000	-
Others receivables	313,394	-
Prepayments and advance	48,198	-
	=============	==============
	366,592	-
	=============	==============

F9

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment is summarized as follows:

Cost
Furniture, fixtures and equipment	22,468	24,725
Accumulated depreciation	(4,869)	(11,846)
	---------------------	------------------------
	17,599	12,879
	=============	==============

7.	INTANGIBLE ASSETS - GOODWILL

On November 25, 2005, the Group acquired 50% interests in Beijing Ren Ren Health Culture Promotion Limited for $8 million which was paid by shares of the Company and issuance of a long term note. Beijing Ren Ren is a Chinese company that has the mandate to undertake the health awareness and health education under the United Nations Millennium Development Goals Program for China. Some of the highlights of the contract are:

-	Right to be allocated 3 sign locations in each district in China;

-	Right to advertise in hospitals;

-	Right to do all forms of advertising that is permitted in China including but not limited to TV, newspaper magazines, billboards and internet; and

-	18% of advertising will be for the health awareness and health education program and the rest is for commercial advertising.

Based on the above estimation of the value of the subsidiary, the value of goodwill arising from consolidation of the subsidiary was fair and is not required to provide impairment loss.

8.	OTHER PAYABLES AND ACCRUALS

Other payables and accruals are summarized as follows:

	2006 US$	2005 US$
	---------------------	------------------------
Other payable	12,500	-
Accrued salaries and wages	7,576	10,667
Accrued audit fees	2,500	1,250
Accrued office expenses	2,500	2,500
	---------------------	------------------------
	25,076	14,417
	=============	==============

9.	RELATED PARTY TRANSACTIONS

On November 25, 2005, the Company acquired 50% interest in Beijing Ren Ren Health Culture Promotion Limited from Mr. Lam Pui Kit who is the director of the company for USD8,000,000 which was satisfied by the issuance of 49,999 shares of the Company for USD6,000,000 and a five year term loan of $2,00,000 which is non-interest bearing for the first two years and thereafter charged at an interest rate of 8% per annum.

F10

GOOD WORLD INVESTMENTS LIMITED AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2005 AND 2006

10.	INCOME TAXES

No provision was made for income tax for the year ended December 31, 2006 and 2005, since the Company and its subsidiaries did not earn any taxable income. In the year ended December 31, 2006 and 2005, the Company and its subsidiaries incurred net operating losses for tax purposes of approximately $79,818 and $8,242, respectively. Total net operating losses carry forward at December 31, 2006 and 2005, were $88,060 and $8,242, respectively.

There was no significant difference between reportable income tax and statutory income tax. The gross deferred tax asset balance as of December 31, 2006 and 2005 was approximately $29,060 and $2,720 respectively. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry-forwards cannot reasonably be assured.

The components of the net deferred tax asset are summarized below:

	2006 US$	2005 US$
	---------------------	------------------------
Deferred tax asset
Net operating losses	79,818	8,242
Less: valuation allowance	(79,818)	(8,242)
	---------------------	------------------------
	-	-
	=============	==============

Income tax expense consisted of the following:

Current tax expense
PRC	-	-
	---------------------	------------------------
Total current	-	-

Deferred tax credit:
PRC	29,060	2,720
	---------------------	------------------------
Total deferred	29,060	2,720
Less: valuation allowance	(29,060)	(2,720)
	---------------------	------------------------
Net deferred tax credit	-	-

Tax expense	-	-
	=============	==============

F11

Exhibit 99.2

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2006 and Unaudited Pro Forma Consolidated Statement of Operations

CHINA MEDIA GROUP CORPORATION

UNAUDITED PRO FORMA CONSOLDIATED BALANCE SHEET

AS OF DECEMBER 31, 2006

	CHMD	Good World
	(as at Dec. 31 2006)	(as at Dec. 31 2006)	Adjustments	Proforma consolidated
	US$	US$	US$	US$
	---------------------	--------------------	------------------	-------------------
ASSETS
Current assets:
Cash and cash equivalents	63,039	46,363		109,402
Accounts receivable	897	-		897
Inventory	600	-		600
Prepayments, deposit and other receivables	52,194	397,842		450,036
	---------------------	--------------------	------------------	-------------------
Total current assets	116,730	444,205	-	560,935

Non-current assets:
Property and equipments, net	15,089	17,599		32,688
Goodwill on acquisition of subsidiary	-	7,696,142	88,059	7,784,201
Advanced payment for distribution rights	138,000	-		138,000
	---------------------	--------------------	------------------	-------------------
	153,089	7,713,741	88,059	7,954,889

	269,819	8,157,946	88,059	8,515,824
	=============	=============	===========	============
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

Accounts payable	13,226	-		13,226
Other payables and accruals	174,333	26,391		200,724
Convertible debenture	50,000	-		50,000
Short-term debt	67,600	-		67,600
Stock to be issued	158,500	-		158,500
Due to officers & directors	362,186	-		362,186
	---------------------	--------------------	------------------	-------------------
Total current liabilities	825,845	26,391	-	852,236
	---------------------	--------------------	------------------	-------------------
Long-term debt	-	30,800

	825,845	57,191

Stockholders' deficit:
Common stock, $0.001 par value, 85,000,000,000 shares
authorized, 361,274,145 share issued and outstanding	776,670	50,000	5,950,000	6,776,670
Additional paid-in-capital	576,936	5,950,001	(5,950,001)	576,936
Prepaid expenses	(55,375)	-	-	($55,375)
Accumulated deficits	(1,854,257)	(88,060)	88,060	(1,854,257)
	---------------------	--------------------	------------------	-------------------
Total stockholders' deficit	(556,026)	5,911,941	88,059	5,443,974
	---------------------	--------------------	------------------	-------------------
Long term liabilities:
Long term loan	-	2,000,000		2,000,000
Minority interests	-	219,614		219,614
	---------------------	--------------------	------------------	-------------------
	-	2,219,614	-	2,219,614
	---------------------	--------------------	------------------	-------------------
	269,819	8,157,946	88,059	8,515,824
	=============	=============	===========	===========

CHINA MEDIA GROUP CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLDIATED BALANCE SHEET

AS OF DECEMBER 31, 2006

1.	The acquisition of Good World has been accounted for as a purchase acquisition. CHMD issued 125,000,000 shares for the acquisition of Good World.
.

CHINA MEDIA GROUP CORPORATION

UNAUDITED PRO FORMA CONSOLDIATED STATEMENT OF OPERATIONS

YEAR ENDED 31 DECEMBER 2006

	CHMD	Good World
	(Year ended Dec. 31, 2006)	(Year ended Dec. 31, 2006)	Adjustments	Proforma consolidated
	US$	US$	US$	US$
	-------------------	-------------------	-------------------	------------------
Net revenues	79,600	1,793		79,600

Cost of revenue	(59,373)	-		(59,373)

	-------------------	-------------------		------------------
Gross profits	20,227	1,793		20,227

Selling, general and administrative expenses	(1,528,829)	(159,543)		(1,686,578)
	-------------------	-------------------		------------------
Loss from operations before other expense and provision for income tax	(1,508,602)	(157,750)		(1,666,351)

Other expenses - interest expense	(7,141)	-		(7,141)
	-------------------	-------------------		------------------
Net loss before minority interests	(1,515,743)	(157,750)		(1,673,492)

Minority interests	-	77,932		77,932
	-------------------	-------------------		------------------
Net loss	(1,515,743)	(79,818)		(1,595,560)
	============	============		===========

Basic and diluted loss per common share	$0.01			$0.01
	============			===========
Basic and diluted weighted average number of common shares	340,809,108			340,809,108
	============			===========

CHINA MEDIA GROUP CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONSOLDIATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

1.	No notes.